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                                                                    EXHIBIT 12.1

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                 Fiscal Year Ended
                                                                          --------------------------------
                                                                          February 22,         February 23,
                                                                             2003                 2002
                                                                          ------------         ------------
                                                                       (Dollars in thousands, except ratios)
Earnings:
 Income before income taxes                                               $   229,066           $  109,720
 Add:
  Interest on indebtedness                                                     11,267               22,876
  Equity income, net of distributions                                             316                 (815)
  Minority losses                                                                 578                  160
  Portion of rents representative of the interest factor                        6,444                6,444
  Amortization of capitalized interest                                          1,176                1,821
                                                                          -----------           ----------
   Adjusted earnings                                                      $   248,847           $  140,206
                                                                          ===========           ==========

Fixed charges:
  Interest on indebtedness                                                     11,267               22,876
  Portion of rents representative of the interest factor                        6,444                6,444
  Capitalized interest                                                            174                1,250
                                                                          -----------           ----------
   Total fixed charges                                                    $    17,885           $   30,570
                                                                          ===========           ==========


Ratio of earnings to fixed charges                                              13.91                 4.59
                                                                          ===========           ==========
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